Exhibit 10.4

                           ASSET MANAGEMENT AGREEMENT

      This Asset Management Agreement (the "Agreement") is entered into as of this 1st day of January, 2002 by and between Newkirk Asset Management LLC, a Delaware limited liability company ("Newkirk") and Winthrop Financial Associates, A Limited Partnership, a Maryland limited partnership ("Winthrop").

                                R E C I T A L S:

      A. Pursuant to that certain Amended and Restated Asset Management Agreement (the "Newkirk Asset Agreement"), dated as of January 12, 2000, by and between Newkirk and each of the Partnerships listed on Schedule 1 thereto (the "Prior Partnerships"), Newkirk has been retained to provide, among other things, asset management and investor services for the Prior Partnerships;

      B. As of this date, 90 of the Prior Partnerships have been merged into subsidiary partnerships ("Subsidiary Partnerships") of The Newkirk Master Limited Partnership (the Prior Partnerships that have not been so merged, together with the Subsidiary Partnerships, are hereinafter referred to as the "Partnerships");

      C. Newkirk will continue to perform services for the Partnerships pursuant to the Newkirk Asset Agreement;

      D. Newkirk desires to retain Winthrop to assist it in performing certain of the services required under the Newkirk Asset Agreement, all subject to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual provisions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
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      1. Services. (a) Winthrop shall provide those duties and services which
Newkirk shall request from time to time and which are required to be provided by Newkirk under Section 1(a) of the Newkirk Asset Agreement.

            (b) Winthrop shall make available to Newkirk use of Winthrop's employees, office space, supplies, telephones, facsimile machines, copy machines and other office equipment and insurance during normal business hours in connection with the providing of asset management and investor relation services under the Newkirk Asset Agreement.

            (c) Notwithstanding anything herein to the contrary, Winthrop shall not be authorized to bind Newkirk or a Partnership to the terms of any agreement and Winthrop shall at all times act at the direction of Newkirk.

            (d) In performing the services required to be performed by it pursuant to this Agreement, Winthrop shall perform such services in accordance with all applicable laws, rules and regulations, and in a manner that is consistent with all applicable provisions of the partnership agreement of the applicable Partnership.

            (e) No provision of this Agreement shall be construed as stating or implying that Winthrop is acting or substituting for the general partner of a Partnership, or that Winthrop has assumed any fiduciary duty or fiduciary responsibility that the general partner of a Partnership, may have as to such Partnership. Nothing contained in this Agreement shall be deemed or construed to require Winthrop to perform the services of attorneys, certified public accountants, architects, contractors, engineers or other professions requiring special license or make Winthrop responsible for the failure of the various professionals hired by a Partnership, Newkirk or Winthrop, on behalf of such Partnership or Newkirk, to properly perform or provide their services.

      2. Compensation for Services. (a) For and in consideration of the services to be provided by Winthrop pursuant to this Agreement, and in addition to any other compensation which Winthrop may be entitled to receive pursuant to any other agreements or understandings between Newkirk and Winthrop, Winthrop shall be entitled to receive an annual fee (the "Fee") equal to $1,800,000, as such amount shall be (i) increased on each January 1 during the term of this Agreement if the Index (as hereinafter defined) for any December during the term of this Agreement is greater than the Index for the December of the immediately preceding year, by an amount equal to (a) the previous years Fee multiplied by
(b) a fraction, the numerator of which shall be the excess of the Index for such first mentioned December over the Index for such December of the immediately preceding year and the denominator of which shall be the Index for such December of the immediately preceding year.


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

            (b) The Fee shall be payable monthly, in advance, on the first day of each month during the term (each, a "Payment Date"). In the event that this Agreement shall be terminated on a date other than on the last day of a calendar month, then the Fee for such month shall be prorated accordingly. In the event the Fee is not paid when due, then such unpaid Fee shall bear interest at the rate of nine (9%) percent per annum compounded monthly from the end of such calendar year until paid.

            (c) As used herein, "Index" means the Consumer Price Index for All Urban Consumers, All Items, of the United States Department of Labor's Bureau of Labor Statistics in effect and generally published for the month in question. If the Index is no longer published or if any of the separate components utilized to compute the Index are altered or removed after the date hereof, then another price index generally recognized as authoritative and computed as nearly as practicable in the same manner as the Index shall be substituted by agreement of the Partnership and Newkirk, it being intended by the parties that the calculations of an increase in the Index shall be made using a consistent index for measurement.

      3. Term. The term of this Agreement shall be co-terminus with the Newkirk Asset Agreement.

      4. Indemnification; Exculpation. (a) Newkirk agrees (i) to defend, hold harmless and indemnify Winthrop, its affiliates and all officers, directors, partners, agents and employees of Winthrop from and against the actual costs, expenses and damages, including, but not limited


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

to, reasonable attorney's fees and disbursements, incurred by any of them (as a consequence of any claims made or action filed against them which result from or arise out of any of actions taken by any of them in connection with the carrying out Winthrop's duties hereunder or under the express direction of Newkirk, however, that such indemnification shall not apply with respect to any criminal act, gross negligence or willful misconduct of Winthrop; and (ii) to defend promptly and diligently, at Newkirk's sole expense, any claim, action or proceeding brought against Winthrop, arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify Winthrop from any judgment, loss or settlement on account thereof. The foregoing provisions of this subparagraph 4(a) shall survive the expiration or termination of Winthrop's appointment pursuant to this Agreement, but this shall not be construed to mean that any of Newkirk's liability does not survive as to other provisions of this Agreement. Nothing contained in this subparagraph 4(a) shall require Newkirk to indemnify Winthrop for any claim (i) which is covered by any insurance maintained by a Partnership, Newkirk or any of their affiliates, or (ii) which is proven to be based upon the gross negligence or willful misconduct of Winthrop.

            (b) Except with respect to (i) any matter of the type covered by any insurance maintained by a Partnership, Newkirk or any of their affiliates, Winthrop agrees: (y) to reimburse Newkirk upon demand for any monies which it is required to pay out, either in connection with, or as an expense in defense of any claim, civil or criminal action, proceeding, charge or prosecution made, instituted or maintained against such Partnership and/or Newkirk arising out of Winthrop's proven gross negligence or willful misconduct, and (z) to hold harmless and fully indemnify Newkirk from any judgment, loss or settlement in connection with any of the foregoing. The foregoing provisions of this subparagraph shall survive the expiration or termination of Winthrop's appointment pursuant to this Agreement, but this shall not be construed to mean that Winthrop's liability does not survive as to other provisions of this Agreement. Nothing contained in this subparagraph shall relieve Newkirk from any of its obligations under this Agreement, or require Winthrop to indemnify Newkirk for any claim which is based upon the negligence of willful misconduct of Newkirk or a Partnership.


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

            (c) Notwithstanding anything to the contrary contained herein, Winthrop recognizes and agrees that the obligations of Newkirk to Winthrop hereunder shall be satisfied only out of any cash flow of Newkirk. It is expressly understood and agreed that the members of Newkirk and the partners or members of any members of Newkirk or officers, directors, shareholders, partners, or members of any of such partners or members shall have no personal liability with respect to Newkirk's obligations to Winthrop hereunder (except for the distribution of company assets) and, as a material inducement to Newkirk to enter into this Agreement, Winthrop shall not seek any recourse for satisfaction of Newkirk's obligations to Winthrop hereunder from any members of Newkirk, but shall limit its recourse to the assets of Newkirk.

            (d) Notwithstanding any provision of this Agreement to the contrary, no partner of Winthrop nor any member, officer, director, shareholder, or partner of any such partner shall have any personal liability under, arising out of or in connection with this Agreement, any default or breach by Winthrop hereunder unless such default or breach resulted from the gross negligence or willful misconduct of any such member, partner, officer, director or shareholder.

      5. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

      6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

      7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

      8. Independent Contractor Relationship. This Agreement is not intended to and shall not create any relationship of principal and agent, partnership, joint venture, employer and employee or any other relationship, association or affiliation whatsoever between the parties, except for that of independent contractor.


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

      9. Further Assurances. Each party covenants on behalf of itself, its successors and assigns, to execute, with acknowledgment or affidavit if required, any and all documents and writings which may be necessary or desirable to carry out the purposes of this Agreement.

      10. Severability. In the event that any provision of this Agreement, or the application of such provision to any person, entity or set of circumstances, shall be deemed invalid, unlawful or unenforceable to any extent, the remainder of this Agreement, and the application of all such provisions to persons, entities or circumstances other than those determined invalid, unlawful or unenforceable shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

      11. Notices. Any notice or communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, by overnight delivery or courier service, or delivered (in person or by telecopy, telex or similar telecommunication equipment) against receipt to the party to whom it is to be given at the address first above given; or to such other address as such party shall have furnished in writing in accordance with the provisions of this Paragraph 11. Any notice or other communication given by certified mail shall be deemed given three day after the time of certification thereof, except for notice of changing of a party's address which will be deemed given at the time of receipt thereof. Any notice given by any other means permitted by this Paragraph 11 shall be deemed given at the time of the receipt thereof.

      12. Titles and Captions. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provisions hereof.

      13. Attorneys' Fees. If any party hereto brings an action to enforce the terms hereof or to obtain a declaration of the rights of such party hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to such party's reasonable attorneys' fees to be paid by the losing party.


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

      14. Confidentiality. Winthrop and Newkirk shall treat this Agreement and all information relating hereto as confidential and not to disclose any such information without the prior written consent of the other party, except that the foregoing limitation shall not apply to information requested by any current or prospective lender, any governmental authority having or asserting jurisdiction over Newkirk, Winthrop or any professional advisor employed by any of the foregoing.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

                                    NEWKIRK ASSET MANAGEMENT LLC

                                    By: MLP Manager Corp.
                                        Its manager

                                        By: /s/ Peter Braverman
                                            --------------------------
                                            Peter Braverman
                                            Executive Vice President


                                    WINTHROP FINANCIAL ASSOCIATES,
                                    A LIMITED PARTNERSHIP

                                        By: /s/ Peter Braverman
                                            --------------------------
                                            Peter Braverman
                                            Executive Vice President


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